Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AMERI HOLDINGS, INC.
______________________________________

Pursuant to Sections 242 and 245 of the Delaware General Corporation Law

AMERI HOLDINGS, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1.           The present name of the Corporation is Ameri Holdings, Inc.

2.           The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 28, 1994.

3.           The name under which the Corporation was initially incorporated was Spatializer Audio Laboratories, Inc.

4.           This Amended and Restated Certificate of Incorporation restates and amends in its entirety the Certificate of Incorporation of the Corporation.

5.           This Amended and Restated Certificate of Incorporation has been adopted and approved in accordance with the DGCL.

6.           Pursuant to Section 245 of DGCL, this Amended and Restated Certificate of Incorporation restates, integrates, and further amends the provisions of the Certificate of Incorporation of this Corporation.  This Amended and Restated Certificate of Incorporation shall be effective upon its filing with the Secretary of State of the State of Delaware.

7.           The text of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I
NAME

The name of this corporation is: Ameri Holdings, Inc. (the “Corporation”).

ARTICLE II
REGISTERED OFFICE AND AGENT

The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III
PURPOSES AND STOCKHOLDER LIABILITY

The nature of the business and of the purposes to be conducted and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).  The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

ARTICLE IV
AUTHORIZED CAPITAL STOCK

SECTION 1.  The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 101,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 1,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).  The Corporation may issue fractions of a share.  The number of authorized shares of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote, irrespective of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

SECTION 2.  The shares of the Corporation’s Common Stock and Preferred Stock may be issued from time to time in one or more series with preferences, limitations, and relative rights as the Board of Directors of the Corporation (the “Board”) may so determine. The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.          COMMON STOCK

1.           General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein or in a certificate of designation adopted in accordance with the terms hereof.

2.           Voting.  The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings).  There shall be no cumulative voting.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of any provisions of the DGCL.

B.          PREFERRED STOCK.  The Board is hereby empowered, without any action or vote by the Corporation’s stockholders, to authorize by resolution or resolutions, and by the filing of one or more Certificates of Designation pursuant to the requirements of the DGCL, from time to time, the issuance of one or more additional classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the DGCL. In the event that the number of shares of any class or series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such class or series of Preferred Stock, subject to the requirements of the DGCL.

ARTICLE V
NO PREEMPTIVE RIGHTS

Unless specifically authorized by an amendment to this Certificate of Incorporation or a resolution adopted by the Corporation’s Board, no stockholder of any stock in the Corporation shall be entitled, as a matter of right, to purchase, subscribe for, or otherwise acquire any new or additional shares of stock of the Corporation of any class. or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, bonds, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares.

ARTICLE VI
BOARD OF DIRECTORS

SECTION 1.  Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the authority and powers conferred upon the Board of Directors by the DGCL or by the other provisions of this Amended and Restated Certificate of Incorporation, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation and the Bylaws of the Corporation (the “Bylaws”); provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

SECTION 2.  Number, Election and Terms.  The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by the members of the Board of Directors then in office.  Each director elected at and after the annual meeting of stockholders of 2016 shall be elected for a one-year term expiring at the next succeeding annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. For the avoidance of doubt, any director elected prior to the annual meeting of stockholders of 2016 shall serve for the remainder of the term to which such director was elected or until such director’s earlier death, resignation or removal.  Election of directors need not be by written ballot.

SECTION 3.  Bylaws.  The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws, or adopt new Bylaws, without any action on the part of the stockholders, except as may be otherwise provided by applicable law or the Bylaws.

ARTICLE VII
STOCKHOLDER MEETINGS AND WRITTEN CONSENT

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.  Any action required or permitted to be taken at any annual or special stockholders’ meeting maybe taken without a meeting without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders or by proxy for the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted.

ARTICLE VIII
LIMITED DIRECTOR LIABILITY

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the director derived any improper personal benefit.  If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Any repeal or modification of the foregoing provisions of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE IX
INDEMNIFICATION

The following indemnification provisions shall apply to the persons identified below.

SECTION 1.  Right to Indemnification of Directors and Officers.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding.  Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

SECTION 2.  Prepayment of Expenses of Directors and Officers.  The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article or otherwise.

SECTION 3.  Claims by Directors and Officers.  If a claim for indemnification or advancement of expenses under this Article is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 4.  Indemnification of Employees and Agents.  The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding.  The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion.  Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

SECTION 5.  Advancement of Expenses of Employees and Agents.  The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

SECTION 6.  Non-Exclusivity of Rights.  The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 7.  Other Indemnification.  The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

SECTION 8.  Insurance.  The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance:  (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article.

SECTION 9.  Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.  The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ARTICLE X
BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation shall not be governed by Section 203 of the DGCL.